Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Jiayin Group Inc. on Form S-8 of our report dated April 28, 2023, with respect to our audit of the consolidated financial statements of Jiayin Group Inc. for the year ended December 31, 2022 appearing in the Annual Report on Form 20-F of Jiayin Group Inc. for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, NY

April 28, 2025